TOTAL SYSTEM SERVICES, INC
Statement re Computation of Per Share Earnings

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The following computations set forth the calculations of primary and fully diluted earnings per share for the twelve months ended December 31, 1995, 1994 and 1993.


                                                Twelve Months Ended           Twelve Months Ended              Twelve Months Ended
                                                 December 31, 1995             December 31, 1994                December 31, 1993
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                                                             Fully                         Fully                          Fully
                                             Primary         Diluted        Primary        Diluted         Primary        Diluted
                                             Earnings        Earnings       Earnings       Earnings        Earnings       Earnings
                                             Per Share       Per Share      Per Share      Per Share       Per Share      Per Share
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

Net income                                  $27,730,102    $27,730,102     $22,490,144   $22,490,144      $20,223,061    $20,223,061
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Weighted average number of common shares
  outstanding                                64,631,613     64,631,613      64,629,562    64,629,562       64,405,640     64,405,640

Increase due to assumed issuance of shares
  related to stock options outstanding           65,043         76,794          55,274        63,859           -             -

Increase due to contingently issuable
  shares associated with an acquisition          10,989         10,989          -             37,651           23,408        70,224
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Adjusted weighted average number of common
  and common equivalent shares outstanding   64,707,645     64,719,396      64,684,836    64,731,072       64,429,048    64,475,864
====================================================================================================================================
Net income per common and common equivalent
   share                                    $       .43    $       .43     $       .35   $       .35      $       .31    $      .31
====================================================================================================================================
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